Exhibit 99.1

Press Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports First-Quarter 2016 Financial Results

HOPKINTON, Mass. - April 20, 2016 - EMC Corporation today reported first-quarter 2016 financial results. First-quarter consolidated revenue was $5.5 billion, down 2% year over year. GAAP net income attributable to EMC was $268 million in the first quarter, and GAAP earnings per weighted average diluted share was $0.14 in the first quarter, up 8% year over year. Non-GAAP1 net income attributable to EMC was $603 million in the first quarter, and non-GAAP1 earnings per weighted average diluted share in the first quarter was $0.31, flat year over year.

EMC generated $932 million in operating cash flow and $588 million in free cash flow3 in the first quarter, and ended the quarter with $15 billion in cash and investments. EMC returned $227 million to shareholders via a quarterly dividend.

Joe Tucci, EMC Chairman and CEO, said, “We had a solid first quarter, generally in-line with our expectations when adjusted for an excess of unfulfilled orders at the end of the quarter. The broad secular IT trends reshaping our industry continue playing out as we expected. Our investments in growth platforms are increasingly gaining momentum, and we are confident in the depth and breadth of our product portfolio.”

Tucci added, “We continue to make progress on our combination with Dell. Integration planning has accelerated to ensure we begin at full speed upon closing, the leadership team has been established, and we've received the vast majority of anti-trust approvals required. We expect the transaction to happen on the original terms and within the originally announced timeframe.”

Denis Cashman, EMC CFO, said, “While overall we executed well in the first quarter, we did experience a higher than expected build in unshipped storage product orders of approximately $75 million due to the timing of bookings within the quarter. We are pleased that EMC Information Infrastructure operating expenses were down 8 percent as our $850 million cost reduction and business transformation plans announced last year are on track.”

David Goulden, CEO of EMC Information Infrastructure, said, “IT and digital business transformation initiatives require a modern data center utilizing flash, scale-out, software-defined and cloud-enabled technologies that are protected and trusted. Anticipating this, we have been actively innovating to transform our portfolio, well ahead of our peers. We are very encouraged by the increasing customer adoption of these technologies and had an exciting start to the year with major converged infrastructure and storage product launches. Looking forward, the upcoming merger with Dell and the broader technology and solutions portfolio of the combined company will enable us to become an even more strategic partner for our customers and partners.”

First-Quarter Highlights

•
EMC Information Infrastructure business first-quarter revenue was down 6% year over year (down 4% on a constant currency basis2). In the first quarter EMC significantly expanded its all-flash storage portfolio with the introduction of VMAX All Flash and the DSSD Rack-Scale Flash solution. EMC also introduced a new Hyper-Converged VCE VxRail Appliance family in the first quarter, complemented by reseller agreements with Dell.

•	VMware first-quarter revenue within EMC was up 5% year over year (up 6% on a constant currency basis2).

•
Pivotal first-quarter revenue was up 56% year over year. Pivotal continues to have success with its cloud and big data subscription software, with annual recurring revenue[4] up over 200% year over year.

Global Highlights
Consolidated first-quarter revenue from North America was down 3% year over year. Consolidated first-quarter revenue in the Europe, Middle East and Africa region and in Latin America were down 1% and 14% year over year, respectively (up 2% and down 4% on a constant currency basis2, respectively). Asia Pacific and Japan first-quarter revenue was up 2% year over year (up 4% on a constant currency basis2).

Given the announcement made on October 12, 2015 regarding EMC’s entry into a definitive merger agreement, the company will not be providing outlook for its 2016 financial results.

Details will be provided during today’s 8:30 a.m. ET live webcast for investors, which is available on the EMC Investor Relations website (http://www.emc.com/ir).

Resources

•	A replay of today’s webcast will be available here

•	EMC financial results are available on the U.S. Securities and Exchange Commission website

•	For more information about Dell and EMC combining visit http://www.emc.com/futureready

•	Visit the VMware Investor Relations website for more detail on its first-quarter results

•	Connect with EMC on Twitter (@EMCCorp and @EMC_News), LinkedIn and Facebook

About EMC
EMC Corporation (NYSE:EMC) is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1Items excluded from the non-GAAP results for the first quarters of 2016 and 2015 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, VMware litigation and other contingencies, merger-related costs and Venezuela currency devaluation. A benefit of the U.S. research and development (“R&D”) tax credit for the first quarter of 2015 was included in the non-GAAP results for the first quarter of 2015 as if the credit had been enacted. See attached schedules for GAAP to non-GAAP reconciliations.

2 This release refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2016 and 2015.

4Annual Recurring Revenue (“ARR”) is an operational performance metric used to assess the health and trajectory of our Pivotal segment. We calculate ARR as the value of contracted recurring revenue of term subscriptions which includes both current subscriptions and contracted subscriptions with a future start date, adjusted by the actual churn in the period. ARR should be viewed independently of revenue and any other GAAP measure.

EMC, VMAX, DSSD and VCE are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries.  All other trademarks used are the property of their respective owners.

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016 and in its Annual Report on Form 10-K filed with the SEC on February 25, 2016 and the amendment thereto on Form 10-K/A filed with the SEC on March 11, 2016. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC using the contact information above.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, VMware litigation and other contingencies, merger-related costs and Venezuela currency devaluation) are excluded from the non-GAAP financial measures and (b) a benefit for the R&D tax credit for the first quarter of 2015 is included in the non-GAAP financial measures for the first quarter of 2015.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

This release also refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Revenues:
Product sales	$2,682	$2,905
Services	2,793	2,708
	5,475	5,613
Cost and expenses:
Cost of product sales	1,251	1,329
Cost of services	964	945
Research and development	814	788
Selling, general and administrative	1,987	2,037
Restructuring and acquisition-related charges	49	135
Operating income	410	379

Non-operating income (expense):
Investment income	13	24
Interest expense	(41)	(40)
Other income, net	4	10
Total non-operating income (expense)	(24)	(6)
Income before provision for income taxes	386	373
Income tax provision	89	82
Net income	297	291
Less: Net income attributable to the non-controlling interests	(29)	(39)
Net income attributable to EMC Corporation	$268	$252

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.14	$0.13
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.14	$0.13

Weighted average shares, basic	1,949	1,974
Weighted average shares, diluted	1,965	1,996

Cash dividends declared per common share	$0.12	$0.12

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$7,224	$6,549
Short-term investments	2,577	2,726
Accounts and notes receivable, less allowance for doubtful accounts of $83 and $90	2,941	3,977
Inventories	1,233	1,245
Other current assets	625	566
Total current assets	14,600	15,063
Long-term investments	5,169	5,508
Property, plant and equipment, net	3,806	3,850
Intangible assets, net	2,059	2,149
Goodwill	17,099	17,090
Deferred income taxes	1,173	1,164
Other assets, net	1,797	1,788
Total assets	$45,703	$46,612

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,038	$1,644
Accrued expenses	2,722	3,123
Income taxes payable	124	609
Short-term debt	925	1,299
Deferred revenue	6,477	6,210
Total current liabilities	11,286	12,885
Income taxes payable	466	461
Deferred revenue	4,741	4,592
Long-term debt	5,477	5,475
Other liabilities	483	480
Total liabilities	22,453	23,893
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 1,953 and 1,943 shares	20	19
Additional paid-in capital	—	—
Retained earnings	22,111	21,700
Accumulated other comprehensive loss, net	(558)	(579)
Total EMC Corporation's shareholders' equity	21,573	21,140
Non-controlling interests	1,677	1,579
Total shareholders' equity	23,250	22,719
Total liabilities and shareholders' equity	$45,703	$46,612

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities:
Cash received from customers	$6,878	$7,495
Cash paid to suppliers and employees	(5,373)	(5,584)
Dividends and interest received	21	24
Interest paid	(3)	—
Income taxes paid	(591)	(855)
Net cash provided by operating activities	932	1,080

Cash flows from investing activities:
Additions to property, plant and equipment	(188)	(197)
Capitalized software development costs	(156)	(128)
Purchases of short- and long-term available-for-sale securities	(1,361)	(2,421)
Sales of short- and long-term available-for-sale securities	887	1,311
Maturities of short- and long-term available-for-sale securities	965	422
Business acquisitions, net of cash acquired	(10)	(49)
Purchases of strategic and other related investments	(11)	(106)
Sales of strategic and other related investments	28	57
Decrease in restricted cash	2	—
Net cash provided by (used in) investing activities	156	(1,111)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	105	121
Proceeds from the issuance of VMware's common stock	52	54
EMC repurchase of EMC's common stock	—	(1,346)
VMware repurchase of VMware's common stock	—	(438)
Excess tax benefits from stock-based compensation	2	20
Net proceeds from the issuance of short-term obligations	(376)	—
Dividend payment	(227)	(232)
Net cash used in financing activities	(444)	(1,821)

Effect of exchange rate changes on cash and cash equivalents	31	(103)

Net increase (decrease) in cash and cash equivalents	675	(1,955)
Cash and cash equivalents at beginning of period	6,549	6,343
Cash and cash equivalents at end of period	$7,224	$4,388

Reconciliation of net income to net cash provided by operating activities:
Net income	$297	$291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	483	470
Non-cash restructuring and other special charges	3	11
Stock-based compensation expense	304	245
Provision for (recovery of) doubtful accounts	(2)	16
Deferred income taxes, net	(19)	(20)
Excess tax benefits from stock-based compensation	(2)	(20)
Other, net	7	—
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	1,019	1,420
Inventories	(40)	(69)
Other assets	(38)	(45)

Accounts payable	(580)	(575)
Accrued expenses	(421)	(376)
Income taxes payable	(500)	(754)
Deferred revenue	415	494
Other liabilities	6	(8)
Net cash provided by operating activities	$932	$1,080

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	March 31,	Earnings	March 31,	Earnings
	2016	Per Share	2015	Per Share
Net Income Attributable to EMC - GAAP	$268	$0.136	$252	$0.126
Stock-based compensation expense	212	0.107	170	0.085
Intangible asset amortization	60	0.031	66	0.033
Restructuring charges	26	0.013	96	0.048
Acquisition and other related charges	13	0.006	28	0.015
R&D tax credit	—	—	5	0.002
VMware litigation and other contingencies	—	—	6	0.003
Merger-related costs	6	0.003	—	—
Venezuela currency devaluation	18	0.009	—	—
Net Income Attributable to EMC - Non-GAAP	$603	$0.307	$623	$0.312

Weighted average shares, diluted		1,965		1,996
Incremental VMware dilution		$—		$1

*
Net of tax and non-controlling interests, except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to Non-controlling Interests lines in Supplemental Information schedules.

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Gross Margin - GAAP	$3,260	$3,339
Stock-based compensation expense	41	37
Intangible asset amortization	59	62
Gross Margin - Non-GAAP	$3,360	$3,438

Revenue	$5,475	$5,613

Gross Margin Percentages:
GAAP	59.5%	59.5%
Non-GAAP	61.4%	61.3%

	Three Months Ended
	March 31,	March 31,
	2016	2015
Operating Margin - GAAP	$410	$379
Stock-based compensation expense	304	244
Intangible asset amortization	90	101
Restructuring charges	48	133
Acquisition and other related charges	20	50
VMware litigation and other contingencies	—	11
Merger-related costs	7	—
Operating Margin - Non-GAAP	$879	$918

Revenue	$5,475	$5,613

Operating Margin Percentages:
GAAP	7.5%	6.8%
Non-GAAP	16.0%	16.4%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended March 31, 2016
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated - GAAP	$386	$89	23.1%
Stock-based compensation expense	304	69	22.9%
Intangible asset amortization	90	25	27.8%
Restructuring charges	48	14	28.2%
Acquisition and other related charges	20	5	25.8%
Merger-related costs	7	1	7.4%
Venezuela currency devaluation	18	—	—%
EMC Consolidated - Non-GAAP	$873	$203	23.2%

	Three Months Ended
	March 31,	March 31,
	2016	2015
Cash Flow from Operations	$932	$1,080
Capital expenditures	(188)	(197)
Capitalized software development costs	(156)	(128)
Free Cash Flow	$588	$755

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
Q1'16 vs Q1'15 Constant Currency Revenue Growth
(unaudited)

	Information Storage	EMC Information Infrastructure	VMware Virtual Infrastructure

Revenue growth - GAAP	(6)%	(6)%	5%
Impact of currency	2	2	1
Revenue growth on a constant currency basis	(4)%	(4)%	6%

	Europe, Middle East and Africa	Asia Pacific and Japan	Latin America	EMC Consolidated Total International

Revenue growth - GAAP	(1)%	2%	(14)%	(1)%
Impact of currency	3	2	10	4
Revenue growth on a constant currency basis	2%	4%	(4)%	3%

This presentation refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

Supplemental Information
For the Three Months Ended March 31, 2016
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	Merger-Related Costs	Venezuela Currency Devaluation
EMC Consolidated
Cost of revenue	$(41)	$(59)	$—	$—	$—	$—
Research and development	(118)	(1)	—	—	—	—
Selling, general and administrative	(145)	(30)	—	(19)	(7)	—
Restructuring and acquisition-related charges	—	—	(48)	(1)	—	—
Non-operating (income) expense	—	—	—	—	—	18
Income tax provision (benefit)	69	25	14	5	1	—
Net income attributable to non-controlling interests	(23)	(5)	(8)	(2)	—	—

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(28)	$(33)	$—	$—	$—	$—
Research and development	(48)	(1)	—	—	—	—
Selling, general and administrative	(78)	(24)	—	(4)	(7)	—
Restructuring and acquisition-related charges	—	—	5	—	—	—
Non-operating (income) expense	—	—	—	—	—	18
Income tax provision (benefit)	38	18	4	—	1	—
Net income attributable to non-controlling interests	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(13)	$(26)	$—	$—	$—	$—
Research and development	(70)	—	—	—	—	—
Selling, general and administrative	(67)	(6)	—	(15)	—	—
Restructuring and acquisition-related charges	—	—	(53)	(1)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision (benefit)	31	7	10	5	—	—
Net income attributable to non-controlling interests	(23)	(5)	(8)	(2)	—	—

Supplemental Information
For the Three Months Ended March 31, 2015
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	VMware Litigation and Other Contingencies
EMC Consolidated
Cost of revenue	$(37)	$(62)	$—	$—	$—	$—
Research and development	(89)	(1)	—	—	—	—
Selling, general and administrative	(118)	(38)	—	(48)	—	(11)
Restructuring and acquisition-related charges	—	—	(133)	(2)	—	—
Income tax provision (benefit)	55	30	33	16	(5)	4
Net income attributable to non-controlling interests	(19)	(5)	(4)	(6)	—	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—	$—
Research and development	(35)	(1)	—	—	—	—
Selling, general and administrative	(65)	(30)	—	(7)	—	—
Restructuring and acquisition-related charges	—	—	(111)	(1)	—	—
Income tax provision (benefit)	31	21	30	—	(3)	—
Net income attributable to non-controlling interests	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(28)	$—	$—	$—	$—
Research and development	(54)	—	—	—	—	—
Selling, general and administrative	(53)	(8)	—	(41)	—	(11)
Restructuring and acquisition-related charges	—	—	(22)	(1)	—	—
Income tax provision (benefit)	24	9	3	16	(2)	4
Net income attributable to non-controlling interests	(19)	(5)	(4)	(6)	—	(1)

Supplemental Information
For the Three Months Ended March 31, 2016
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,589	$(6)	$1,583
Cost of revenue	251	(2)	249
Gross margin	1,338	(4)	1,334
Research and development	356	(3)	353
Selling, general and administrative	737	(5)	732
Restructuring and acquisition-related charges	53	1	54
Operating income	192	3	195
Non-operating income (expense)	8	1	9
Income before taxes	200	4	204
Income tax provision (benefit)	39	36	75
Net income	$161	(32)	129
Net income attributable to non-controlling interests		(30)	(30)
Net income attributable to EMC		$(62)	$99

Supplemental Information
For the Three Months Ended March 31, 2015
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,511	$(1)	$1,510
Cost of revenue	243	(4)	239
Gross margin	1,268	3	1,271
Research and development	305	(4)	301
Selling, general and administrative	723	(6)	717
Restructuring and acquisition-related charges	22	1	23
Operating income	218	12	230
Non-operating income (expense)	4	4	8
Income before taxes	222	16	238
Income tax provision (benefit)	26	9	35
Net income	$196	7	203
Net income attributable to non-controlling interests		(39)	(39)
Net income attributable to EMC		$(32)	$164

Note: Schedules may not add due to rounding.

Segment Information
For the Three Months Ended March 31, 2016
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$1,960	$29	$95	$2,084	$27	$2,111
Services revenues	1,487	105	133	1,725	56	1,781
Total consolidated revenues	3,447	134	228	3,809	83	3,892

Gross profit	$1,711	$91	$151	1,953	34	1,987
Gross profit percentage	49.6%	68.0%	66.4%	51.3%	41.2%	51.1%

Research and development				378	34	412
Selling, general and administrative				1,084	58	1,142
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,462	92	1,554
Operating income (expense)				$491	$(58)	$433
Operating margin percentage				12.9%	(69.1)%	11.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,111	$571	$—	$2,682
Services revenues	1,781	1,012	—	2,793
Total consolidated revenues	3,892	1,583	—	5,475

Gross profit	$1,987	$1,373	$(100)	$3,260
Gross profit percentage	51.1%	86.7%	—	59.5%

Research and development	412	283	119	814
Selling, general and administrative	1,142	644	201	1,987
Restructuring and acquisition-related charges	—	—	49	49
Total operating expenses	1,554	927	369	2,850

Operating income (expense)	433	446	(469)	410
Operating margin percentage	11.1%	28.2%	—	7.5%

Non-operating income (expense), net	(15)	9	(18)	(24)
Income tax provision (benefit)	75	128	(114)	89
Net income	343	327	(373)	297
Net income attributable to the non-controlling interests	1	(68)	38	(29)
Net income attributable to EMC Corporation	$344	$259	$(335)	$268

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended March 31, 2015
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,179	$27	$100	$2,306	$16	$2,322
Services revenues	1,484	111	148	1,743	38	1,781
Total consolidated revenues	3,663	138	248	4,049	54	4,103

Gross profit	$1,850	$90	$165	2,105	22	2,127
Gross profit percentage	50.5%	65.2%	66.6%	52.0%	40.3%	51.9%

Research and development				424	27	451
Selling, general and administrative				1,169	49	1,218
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,593	76	1,669
Operating income (expense)				$512	$(54)	$458
Operating margin percentage				12.7%	(102.4)%	11.2%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,322	$583	$—	$2,905
Services revenues	1,781	927	—	2,708
Total consolidated revenues	4,103	1,510	—	5,613

Gross profit	$2,127	$1,311	$(99)	$3,339
Gross profit percentage	51.9%	86.8%	—	59.5%

Research and development	451	247	90	788
Selling, general and administrative	1,218	604	215	2,037
Restructuring and acquisition-related charges	—	—	135	135
Total operating expenses	1,669	851	440	2,960

Operating income (expense)	458	460	(539)	379
Operating margin percentage	11.2%	30.4%	—	6.8%

Non-operating income (expense), net	(14)	8	—	(6)
Income tax provision (benefit)	126	89	(133)	82
Net income	318	379	(406)	291
Net income attributable to the non-controlling interests	—	(74)	35	(39)
Net income attributable to EMC Corporation	$318	$305	$(371)	$252

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	Q1 2016
Information Storage:
Product Revenues	$2,179	$2,509	$2,424	$3,087	$10,200	$1,960
Services Revenues	1,484	1,519	1,537	1,562	6,101	1,487
Total Information Storage Revenues	$3,663	$4,028	$3,961	$4,649	$16,301	$3,447

Enterprise Content Division:
Product Revenues	$27	$40	$37	$53	$156	$29
Services Revenues	111	115	107	110	443	105
Total Enterprise Content Division Revenues	$138	$155	$144	$163	$599	$134

RSA Information Security:
Product Revenues	$100	$97	$106	$121	$424	$95
Services Revenues	148	141	137	137	564	133
Total RSA Information Security Revenues	$248	$238	$243	$258	$988	$228

EMC Information Infrastructure:
Product Revenues	$2,306	$2,646	$2,567	$3,261	$10,780	$2,084
Services Revenues	1,743	1,775	1,781	1,809	7,108	1,725
Total EMC Information Infrastructure Revenues	$4,049	$4,421	$4,348	$5,070	$17,888	$3,809

Pivotal:
Product Revenues	$16	$20	$22	$30	$87	$27
Services Revenues	38	44	45	53	180	56
Total Pivotal Revenues	$54	$64	$67	$83	$267	$83

VMware Virtual Infrastructure Revenues:
Product Revenues	$583	$635	$680	$823	$2,723	$571
Services Revenues	927	953	984	1,038	3,902	1,012
Total VMware Virtual Infrastructure Revenues	$1,510	$1,588	$1,664	$1,861	$6,625	$1,583

Corporate Reconciling Items	$—	$(76)	$—	$—	$(76)	$—

Consolidated Revenues:
Product Revenues	$2,905	$3,225	$3,269	$4,114	$13,514	$2,682
Services Revenues	2,708	2,772	2,810	2,900	11,190	2,793
Total Consolidated Revenues	$5,613	$5,997	$6,079	$7,014	$24,704	$5,475

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(3.1)%	(4.4)%	(4.3)%	(3.4)%	(3.8)%	(1.7)%

Note: Schedules may not add or recalculate due to rounding.